As filed with the Securities and Exchange Commission on July 14 , 2009
                        Registration No.  333-160058

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Zhongpin Inc.
 (Exact name of registrant as specified in its charter)

Delaware	54-2100419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Changshe Road Changge City, Henan Province People’s Republic of China 461500 (011) 86 10-82861788	Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 (212) 421-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Eric M. Hellige, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York  10036-6569
(212) 421-4100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.    ☐

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-160058), which was declared effective on June 26, 2009. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), shall determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 14 , 2009
Zhongpin Inc.
$ 80,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may, from time to time, offer and sell any combination of shares of common stock and/or preferred stock, various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our common or preferred stock, either individually or in units comprised of any of such securities.

The maximum aggregate offering price for these securities will not exceed $80,000,000.  We will describe the terms of any such offering in a supplement to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions, and our net proceeds;

•	any market listing and trading symbol;

•	any names of lead or managing underwriters and description of underwriting arrangements; and

•	the specific terms of the offered securities.

Our shares of common stock trade on the NASDAQ Global Select Market under the symbol “HOGS.”  On July 13 , 2009, the last sale price of our shares of common stock as reported on the NASDAQ Global Select Market was $9.52 per share.  You are urged to obtain current market quotations for our common stock.

You should carefully read and consider the risk factors appearing throughout this prospectus, including, without limitation, those appearing under the heading “Risk Factors” beginning on page 4 of this prospectus.

Our mailing address and telephone number are:
21 Changshe Road
Changge City, Henan Province
People’s Republic of China 461500
(011) 86 10-82861788

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2009

TABLE OF CONTENTS

About This Prospectus	1
Forward-Looking Statements	1
Information About The Company	2
Risk Factors	4
Use of Proceeds	16
Ratio of Earnings to Fixed Charges	17
Plan of Distribution	18
Description of Capital Stock	19
Description of Debt Securities	21
Description of Warrants	29
Description of Rights	31
Description of Units	32
Legal Matters	33
Experts	33
Where You Can Find More Information	33
Incorporation of Certain Information by Reference	34

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement.  We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock and/or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, each as described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful.  You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document, as supplemented from time to time, may include product names, trade names and trademarks of other companies.  All such product names and trademarks appearing in this document are the property of their respective holders.

i

Unless the context otherwise requires, all references in this prospectus to “Zhongpin,” “Company,” “registrant,” “we,” “us” or “our” include Zhongpin Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process.  Under this shelf registration statement, we may, from time to time, sell any combination of common stock and/or preferred stock, various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our common or preferred stock, either individually or in units comprised of any of such securities, in one or more offerings, for a total maximum offering price not to exceed $80,000,000.  This prospectus provides you with a general description of the securities we may offer.

If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf.  Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements.  Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished.  Any forward-looking statement contained in this document speaks only as of the date on which the statement is made.  We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms.  These statements are only predictions.  In evaluating these statements, you should specifically consider various factors, including the risks outlined above.  These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

INFORMATION ABOUT THE COMPANY

Our Business

We are principally engaged in the meat and food processing and distribution business in the People’s Republic of China, or the PRC.  We are developing a nationally-recognized, high-quality, fresh, healthy and nutritious meat and food products brand targeting the new middle class in the PRC.  At March 31, 2009, our product line included over 322 unique meat products, including chilled pork, frozen pork and prepared meats, and over 20 vegetable and fruit products, that are sold on a wholesale basis and on a retail basis through an exclusive network of showcase stores, network stores and supermarket counters.  Through our 12 processing plants, located in Henan, Hebei, Jilin and Sichuan Provinces and in Tianjin City in the PRC, our total production capacity for chilled pork and frozen pork is 1,385.4 metric tons per day, based on an eight-hour working day, or approximately 498,760 metric tons on an annual basis.  In addition, we have production capacity for prepared meats of 150 metric tons per eight-hour day, or approximately 54,000 metric tons on an annual basis, and for fruits and vegetables of 83.3 metric tons per eight-hour day, or approximately 30,000 metric tons on an annual basis. We utilize state-of-the-art equipment in all of our abattoirs and processing facilities, and sell all of our products under the “Zhongpin” brand name.

At March 31, 2009, our customers included 23 international or domestic fast food companies in the PRC, 42 processing factories and 1,672 school cafeterias, factory canteens, army posts and national departments.  At such date, we also sold directly to 3,097 retail outlets, including supermarkets, within the PRC.

To differentiate our company from other market incumbents, we also have successfully implemented a unique retail strategy that includes the establishment of a network of showcase stores, branded network stores and supermarket counters that are exclusive retailers of our product lines.  At March 31, 2009, we had a total of 135 showcase stores, 970 network stores and 1,992 supermarket counter locations.

Since 2001, we have been designated by a coalition of eight government ministries, led by the Ministry of Agriculture, as one of the “leading agricultural industrial enterprises” in the PRC. Over the past five fiscal years, we achieved a compound annual growth rate of 79% in terms of revenues and 84% in terms of net profits. We have established distribution networks in 20 provinces and four cities with special legal status in the North, East, South and Mid-South regions of the PRC, and also have formed strategic partnerships with leading supermarket chains and the food industry in the PRC. In addition, we export products to the European Union and Southeast Asia.

We believe we are a market leader in the meat and meat products industry in the PRC and that the principal strengths of our company are as follows:

•	We have a vertically-integrated fresh meat, meat products, fresh produce and fruit supply chain from farming, slaughtering, cutting, processing and wholesaling to retailing;

•	We have a wide distribution network through major areas of the PRC;

•	The “Zhongpin” brand name is well recognized in major areas of the PRC as an established and leading brand;

•	We have advanced production equipment for the packaging of meat and food;

•	Our customers include some of the largest supermarket chains, such as Lianhua Supermarket Group, Carrefour China and Metro (China) Group;

•
We have implemented a comprehensive logistics management program and have an efficient delivery system that, at March 31, 2009, utilized 472 temperature-controlled container trucks and public railway services;

•	Based upon our historical growth rates, we believe our experienced management team, led by our founder and Chairman, Mr. Zhu Xianfu, has the ability to grow and expand our business;

•	We have an emphasis on quality assurance systems;

•	We have a comprehensive brand building strategy and brand equity management; and

•	We have an innovative product development program, with approximately 119 new products under development at March 31, 2009.

General

Our principal business office is located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500, and our telephone number is (011) 86-10-82861788.  Our corporate web site is www.zpfood.com.  The information found on our web site is neither incorporated herein by reference nor intended to be part of this prospectus, and should not be relied upon by you when making a decision to invest in our securities.

RISK FACTORS

Following are some specific factors that should be considered for a better understanding of our operations and financial condition.  These factors and the other matters discussed herein are important factors that could cause actual results or outcomes for us to differ materially from those discussed in the forward-looking statements included elsewhere in this document.  New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Risks Relating To Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history.  While Henan Zhongpin Food Share Company, Ltd. (“Henan Zhongpin”)  was established as a state-owned meat processing factory in 1993, the current management team purchased the business via a privatization scheme and commenced a restructuring of the enterprise in 1997.  Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the growing market for fresh meats and processed meat products in the PRC.  Some of these risks and uncertainties relate to our ability to:

•	offer additional food products to attract and retain a larger customer base;

•	attract additional customers and increased spending per customer;

•	increase awareness of our brand and continue to develop customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new food products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If there are any interruptions to or a decline in the amount or quality of our live pigs, raw pork or other major raw material supply, our production or sales could be materially and adversely affected.

Live pigs and raw pork are the principal raw materials used in our production.  We procure all of our live pigs and some of our raw meat from a number of third-party suppliers.  Our third-party suppliers may not continue to be able to supply an adequate number of live pigs and raw pork to satisfy our present and future production needs.  The supply of pork is dependent on the output of pig farms, which may be affected by outbreaks of diseases or epidemics.  Our current suppliers may not be able to provide live pigs or raw pork of sufficient quality to meet our stringent quality control requirements.  Any interruptions to or decline in the amount or quality of our live pigs or raw pork supply could materially disrupt our production and adversely affect our business. In addition to live pigs and raw pork, we also use additives and packaging in our production, which we source from third-party suppliers, and resell a wide variety of fruits and vegetables, which we purchase from third-party farms.  Any interruptions to or decline in the amount or quality of our additives or packaging supply, or in the fruits or vegetables we procure, could also disrupt our production or sales and adversely affect our business.  We are vulnerable to further increases in the price of raw materials (particularly of live pigs and raw pork) and other operating costs, and we may not be able to entirely offset these increasing costs by increasing the prices of our products, particularly our processed meat products.

We purchase agricultural products, such as live pigs, raw pork and a wide variety of fruits and vegetables, for use in our production process and for resale.  The price of such raw materials is subject to fluctuations that are attributable to a number of factors, such as the price of animal feed, diseases and infections, and weather conditions.  For example, during 2008, prices of live pigs fluctuated sharply.  The average selling price of live pigs purchased by our company rose in the first quarter, dropped in the second and third quarters and rose again in the fourth quarter.  If the costs of raw materials or other costs of production and distribution of our products increase further, and we are unable to entirely offset these increases by raising prices of our products, our profit margins and financial condition could be adversely affected.

We may be unable to anticipate changes in consumer preferences for processed meat products, which may result in decreased demand for our products.

Our continued success in the processed meat products market is in large part dependent on our ability to anticipate and develop products that appeal to the changing tastes, dietary habits and preferences of our customers. If we are not able to anticipate and identify new consumer trends and develop new products accordingly, demand for our products may decline and our operating results may be adversely affected.  In addition, we may incur significant costs relating to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be a consumer preference or demand. Such development or marketing may not result in the level of market acceptance, volume of sales or profitability anticipated.

If the chilled and frozen pork market in the PRC does not grow as we expect, our results of operations and financial condition may be adversely affected.

We believe chilled and frozen pork products have strong growth potential in the PRC and, accordingly, we have continuously increased our sales of chilled and frozen pork.  If the chilled and frozen pork market in the PRC does not grow as we expect, our business may be harmed, we may need to adjust our growth strategy and our results of operation may be adversely affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business, including, without limitation, a slaughtering permit in respect of each of our chilled and frozen pork production facilities and a permit for production of industrial products in respect of each of our processed meat production facilities.  We are required to comply with applicable hygiene and food safety standards in relation to our production processes.  Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations.  Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Our ability to export may be restricted if we cannot maintain current licenses or obtain additional licenses in other countries and regions.

For the three years ended December 31, 2008, 2007 and 2006 and the three months ended March 31, 2009, revenue attributable to our export business as a percentage of our total revenue was approximately 1%, 6%, 8% and 0.3%, respectively.  We must maintain certain licenses from applicable foreign governments in order to continue to export to those jurisdictions. In addition, we must apply for licenses from applicable foreign governments should we desire to export our products to countries with which we currently do not have business relations.  We cannot assure you that we can maintain our current licenses for export or obtain licenses to export to countries with which we do not currently have business relations.  The loss of any licenses or the inability to obtain new licenses to export may adversely affect the aggregate amount of our export sales and the profitability of our business.

The loss of senior management or key research and development personnel or our inability to recruit additional personnel may harm our business.

We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new processing technologies and food products and the enhancement of our existing products.  In particular, we rely substantially on our chairman and chief executive officer, Mr. Xianfu Zhu, and our executive vice president, Mr. Baoke Ben, to manage our operations.  We also depend on our key research personnel for the development of new products and manufacturing methods, on our key information technology and logistics personnel for the production, storage and shipment of our products and on our key marketing and sales personnel, engineers and other personnel with technical and industry knowledge to transport, market and sell our products.  We do not maintain key man life insurance on any of our senior management or key personnel.  The loss of any one of them, in particular Mr. Zhu or Mr. Ben, would have a material adverse effect on our business and operations.  Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited.  We may be unable to locate a suitable replacement for any senior management or key personnel that we lose.  In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.  Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

We compete for qualified personnel with other food processing companies, food retailers, logistics companies and research institutions.  Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations.  Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel.  If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Our growth strategy may prove to be disruptive and divert management resources, which could adversely affect our existing businesses.

Over the last three years, we constructed, leased or acquired several new production facilities, both within and outside of Henan Province, which increased our processing capacity by an aggregate of approximately 1,269.4 metric tons per day, based on an eight-hour working day, or approximately 457,000 metric tons on an annual basis.  Our growth strategy includes the continued expansion of our manufacturing operations and may include acquisitions of additional products, manufacturing or production capabilities or sources of supply.  In addition, we intend to expand our network of sales offices and warehouses to additional cities in the PRC.  The implementation of such strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly-hired employees, assumption of unknown liabilities and potential disputes.  We also could experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

•	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

•	increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

If the world-wide financial crisis intensifies, potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, our ability to meet short-term and long-term commitments and our ability to grow our business; each could adversely affect our results of operations, cash flows and financial condition.

The global economy is currently experiencing a significant contraction, with an almost unprecedented lack of availability of business and consumer credit. We rely on the credit markets, particularly for short-term borrowings from banks in the PRC, as well as the capital markets, to meet our financial commitments and short-term liquidity needs if internal funds are not available from our operations. Disruptions in the credit and capital markets, as have been experienced since mid-2008, could adversely affect our ability to draw on our short-term bank facilities. Our access to funds under these credit facilities is dependent on the ability of the banks that are parties to those facilities to meet their funding commitments, which may be dependent on governmental economic policies in the PRC. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

Long-term disruptions in the credit and capital markets, similar to those that have been experienced since mid-2008, could result from uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions and could adversely affect our access to liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, and reducing or eliminating discretionary uses of cash.

Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our products and increased incidence of customers’ inability to pay their accounts. Further, bankruptcies or similar events by customers may cause us to incur bad debt expense at levels higher than historically experienced. These events would adversely impact our results of operations, cash flows and financial position.

Our operations are cash intensive and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

We expend a significant amount of cash in our operations, principally to fund our raw material procurement.  Our suppliers, in particular, suppliers of pigs, typically require payment in full within seven days after delivery, although some of our suppliers provide us with credit.  In turn, we typically require our customers of chilled and frozen pork to make payment in full on delivery, although we offer some of our long-standing customers credit terms.  We generally fund most of our working capital requirements out of cashflow generated from operations.  If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivable, we may not have sufficient cashflow to fund our operating costs and our profitability could be adversely affected.

We may be unable to maintain our profitability in the face of a consolidating retail environment in the PRC.

We sell substantial amounts of our products to supermarkets and large retailers.  The supermarket and food retail industry in the PRC has been, and is expected to continue, undergoing a trend of development and consolidation.  As the retail food trade continues to consolidate and our retail customers grow larger and become more sophisticated, they may demand lower pricing and increased promotional programs. Furthermore, larger customers may be better able to operate on reduced inventories and potentially develop or increase their focus on private label products.  If we fail to maintain a good relationship with our large retail customers, or maintain a wide offering of quality products, or if we lower our prices or increase promotional support of our products in response to pressure from our customers and are unable to increase the volume of our products sold, our profitability could decline.

Our operating results may fluctuate from period to period and if we fail to meet market expectations for a particular period, our share price may decline.

Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including seasonal variations in live pig supply and processed meat products consumption.  For example, demand for our products in general is relatively high before the Chinese New Year in January or February each year and lower thereafter.  Our production and sales of chilled and frozen pork are generally lower in the summer due to a lower supply of live pigs, as well as a slight drop in meat consumption during the hot summer months.  Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control.  We cannot assure you that our operating results will meet the expectations of market analysts or our investors.  If we fail to meet their expectations, there may be a decline in our share price.

We derive a substantial portion of our revenues from sales in the PRC  and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

Substantially all of our revenues are generated from sales in the PRC.  We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial proportion of our total revenues in the near future.  Any significant decline in the condition of the PRC economy could, among other things, adversely affect consumer buying power and discourage consumption of our products, which in turn would have a material adverse effect on our revenues and profitability.

We rely on our exclusive network of showcase stores, network stores and supermarket brand counters for the success of our sales and our brand image, and should they perform poorly, our revenues and brand image could be materially and adversely affected.

In addition to our sales to wholesale customers, we sell our products through showcase stores, network stores and supermarket brand counters.  All of these retail-based stores exclusively sell our pork products and display the Zhongpin logo on the fascia of the stores. For the years ended December 31, 2008, 2007 and 2006 and the three-month period ended March 31, 2009, these retail outlets accounted for approximately 42%, 44%, 45% and 44%, respectively, of our total revenue.  Any significant deterioration in the sales performance of our retail-based stores could adversely affect our financial results.  In addition, any sanitation, hygiene or food quality problems that might arise from the retail-based stores could adversely affect our brand image and lead to a loss of sales. We do not own or franchise any of the retail-based stores.

We rely on the performance of our wholesale retailer and mass merchant customers for the success of our sales, and should they perform poorly or give priority to our competitors’ products, our sales performance and branding image could be materially and adversely affected.

In addition to our retail sales channel, we sell our products to supermarkets and large retailers, which in turn sell the products to end consumers.  Any significant deterioration in the sales performance of our wholesale customers could adversely affect the performance of our products.  Furthermore, our wholesale customers also carry products that directly compete with our products for retail space and consumer purchases.  There is a risk that our wholesale customers may give higher priority to products of, or form alliances with, our competitors.  If our wholesale customers do not continue to purchase our products, or provide our products with similar levels of promotional support, our sales performance and brand imaging could be adversely affected.

The loss of any of our significant customers could reduce our revenues and our profitability.

Our key customers are principally supermarkets and large retailers in the PRC.  For the years ended December 31, 2008, 2007 and 2006 and the three month period ended March 31, 2009, sales to our five largest customers amounted in the aggregate to approximately $81.2 million, $48.4 million, $28.8 million and $16.7 million, respectively, accounting for approximately 15%, 17%, 20% and 11%, respectively, of our total revenue.  We have not entered into long-term supply contracts with any of these major customers. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all.  If we cannot maintain long-term relationships with our major customers, the loss of a significant portion of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Recent regulatory enforcement crackdowns on food processing companies in the PRC could increase our compliance costs and reduce our profitability.

We believe we are in compliance in all material respects with all applicable regulatory requirements of the PRC and all local jurisdictions in which we operate.  However, the PRC government authorities recently have taken certain measures to maintain the PRC food market in good order and to improve the integrity of the PRC food industry, such as enforcing full compliance with industry standards and closing certain food processing companies in the PRC that did not meet regulatory standards.  While the closing of competing meat processing plants that do not meet regulatory standards could increase our revenues in the long term, we may also experience increased regulatory compliance costs that could reduce our profitability.  We also cannot assure you that our businesses and operations will not be affected as a result of the deteriorating reputation of the food industry in the PRC due to recent scandals regarding food products.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment.  Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.

We have incurred, and will continue to incur, significant capital and operating expenditures to comply with these laws and regulations.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

Our largest stockholder has significant influence over our management and affairs and could exercise this influence against your best interests.

At  July 1 , 2009, Mr. Xianfu Zhu, our founder, Chairman of the Board and Chief Executive Officer and our largest stockholder, beneficially owned approximately 23.1% of our outstanding shares of common stock ( 21.5% including shares of common stock issuable upon conversion of our outstanding shares of Series A convertible preferred stock), and our other executive officers and directors collectively beneficially owned an additional 5.6% of our outstanding shares of common stock (5.2% including shares of common stock issuable upon conversion of our outstanding shares of Series A convertible preferred stock).  As a result, pursuant to our By-laws and applicable laws and regulations, our controlling stockholder and our other executive officers and directors are able to exercise significant influence over our company, including, but not limited to, any stockholder approvals for the election of our directors and, indirectly, the selection of our senior management, the amount of dividend payments, if any, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our By-laws.  Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

Deterioration of our perishable products may occur due to delivery delays, malfunctioning of freezer facilities or poor handling during transportation, which could adversely affect our revenues and the goodwill of our business.

The condition of our food products (being perishable goods) may deteriorate due to shipment or delivery delays, malfunctioning of freezer facilities or poor handling during delivery by shippers or intermediaries.  We are not aware of any instances whereby we were made to compensate for delivery delays, malfunctioning of freezer facilities or poor handling during transportation.  However, there is no assurance that such incidents will not occur in the future.  In the event of any delivery delays, malfunctioning of freezer facilities or poor handling during transportation, we may have to make compensation payments and our reputation, business goodwill and revenue will be adversely affected.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting.  We cannot be certain that the measures we have undertaken to comply with Section 404 will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective.  Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the national securities exchanges and the inability of registered broker-dealers to make a market in our common stock, which could reduce our stock price.

If we are required to make a payment under our guarantee of the indebtedness of Henan Huanghe Enterprises Group Co., Ltd ., our liquidity may be adversely affected, which could harm our financial condition and results of operations.

In June 2009 , Henan Zhongpin entered into a mutual guarantee agreement with Henan Huanghe Enterprises Group Co., Ltd. , a group corporation based in Henan Province, PRC that is not affiliated with our company or with any of our subsidiaries. Pursuant to the agreement, which expires in June 2010 , Henan Zhongpin agreed to guarantee bank loans of  Henan Huanghe  in an amount up to $8.7 million and  Henan Huanghe  agreed to guarantee Henan Zhongpin’s bank loans in an amount up to $8.7 million.  Upon the expiration of the agreement, each party remains obligated under its guarantee for any loans that were outstanding on the date of expiration of the agreement.  We may enter into a similar mutual guarantee agreement with another unaffiliated entity in the future. If  Henan Huanghe  or any other entity with which we have a mutual guarantee agreement defaults on its bank loans and we or one of our subsidiaries is required to pay all or a portion of such loans under a mutual guarantee agreement, we or such subsidiary will be required to seek reimbursement for such payment from the unaffiliated entity.  In such event, it is unlikely that the unaffiliated entity will be able to make such reimbursement and we may be unable to recoup the amount we paid at such time, if ever.  Further, under a mutual guarantee agreement, we or such subsidiary may be required to make payment at a time when we or such subsidiary does not have sufficient cash to make such payment and at a time when we or such subsidiary may be unable to borrow such funds on terms that are acceptable, if at all.  As a result, any demand for payment under a mutual guarantee agreement to which we or one of our subsidiaries is a party may have an adverse affect on our liquidity, financial condition and results of operations.

A general economic downturn, a recession or a sudden disruption in business conditions in the PRC may affect consumer purchases of discretionary items, including food products, which could adversely affect our business.

Consumer spending is generally affected by a number of factors, including general economic conditions, the level of unemployment, inflation, interest rates, energy costs, gasoline prices and consumer confidence generally, all of which are beyond our control.  Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products.  In addition, sudden disruption in business conditions as a result of a terrorist attack, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions and climate changes or other natural disasters, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending.  A downturn in the economy in the PRC, including any recession or a sudden disruption of business conditions in those economies, could adversely affect our business, financial condition or results of operation.

Risks Relating To Our Industry

The pig slaughtering and processed meat industries in the PRC are subject to extensive government regulation, which is still evolving and could adversely affect our ability to sell products in the PRC or increase our production costs.

The pig slaughtering and processed meat industries in the PRC are heavily regulated by a number of governmental agencies, including primarily the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine and the State Environmental Protection Administration.  These regulatory bodies have broad discretion and authority to regulate many aspects of the pig slaughtering and processed meat industries in the PRC, including, without limitation, setting hygiene standards for production and quality standards for processed meat products.  In addition, the pig slaughtering and processed meat products regulatory framework in the PRC is still in the process of being developed.  If the relevant regulatory authorities set standards with which we are unable to comply or which increase our production costs and hence our prices so as to render our products non-competitive, our ability to sell products in the PRC may be limited.

The pig slaughtering and processed meat industries in the PRC may face increasing competition from both domestic and foreign companies, as well as increasing industry consolidation, which may affect our market share and profit margin.

The pig slaughtering and processed meat industries in the PRC are highly competitive.  Our processed meat products are targeted at mid- to high-end consumers, a market in which we face increasing competition, particularly from foreign suppliers.  In addition, the evolving government regulations in relation to the pig slaughtering industry has driven a trend of consolidation through the industry, with smaller operators unable to meet the increasing costs of regulatory compliance and therefore at a competitive disadvantage.  We believe that our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition is largely dependant upon our ability to distinguish our products and services.

We cannot assure you that our current or potential competitors will not develop products of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends.  In addition, our competitors in the raw meat market may merge or form alliances to achieve a scale of operations or sales network which would make it difficult for us to compete.  Increased competition may also lead to price wars, counterfeit products or negative brand advertising, all of which may adversely affect our market share and profit margin.  We cannot assure you that we will be able to compete effectively with our current or potential competitors.

The outbreak of animal diseases or other epidemics could adversely affect our operations.

An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover.  In 2006, there was an outbreak of streptococcus suis in pigs, principally in Sichuan Province, PRC, with a large number of cases of human infection following contact with diseased pigs.  There also were unrelated reports of diseased pigs in Guangdong Province, PRC.  Our procurement and production facilities are located in Henan Province, PRC and were not affected by the streptococcus suis infection.  However, there can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease.  In either case, our business, results of operations and financial condition would be adversely and materially affected.

While the PRC has not recently been directly affected by the H1N1 virus, the recent outbreak of swine flu in other countries could adversely affect our business, results of operations and financial condition.

An occurrence of a serious animal disease, such as swine influenza or H1N1 virus, a respiratory disease of pigs caused by influenza viruses, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover.  There have recently been confirmed cases of human infection of the H1N1 virus in the United States and Mexico, among other countries, that, in some cases, have led to human deaths.  On June 11, 2009, the World Health Organization (WHO) raised its flu alert level to level 6, which indicates a pandemic, although the WHO maintains that the severity of the pandemic is moderate.  According to the WHO, as of  July 6, 2009, there were  2,040 reported cases of human infections (but no deaths) with the H1N1 virus in China. According to the U.S. Centers for Disease Control and Prevention, the H1N1 virus cannot be contracted by humans through eating properly-handled and cooked pork or pork products.  In addition, our procurement and production facilities have not been affected by the H1N1 virus.  However, there can be no assurance that our facilities or products will not be affected by the H1N1 virus or similar influenzas in the future, or that the market for pork products in the PRC will not decline as a result of fear of such disease.  If either case should occur, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products.  Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness and, unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

The sale of food products for human consumption involves an inherent risk of injury to consumers.  Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of the procurement and production process.  While we are subject to governmental inspections and regulations, we cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image.  Unlike most food processing companies in the United States, but in line with industry practice in the PRC, we do not maintain product liability insurance.  Furthermore, our products could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products.  Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

Our product and company name may be subject to counterfeiting and/or imitation, which could have an adverse impact upon our reputation and brand image, as well as lead to higher administrative costs.

We regard brand positioning as the core of our competitive strategy, and intend to position our “Zhongpin” brand to create the perception and image of “health, nutrition, freshness and quality” in the minds of our customers.  There have been frequent occurrences of counterfeiting and imitation of products in the PRC in the past.  We cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively.  Any occurrence of counterfeiting or imitation could impact negatively upon our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, injury or death to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

Risks Relating To Conducting Business in the PRC

Substantially all of our assets and operations are located in the PRC, and substantially all of our revenue is sourced from the PRC.  Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

Changes in the political and economic policies of the PRC government could have a material adverse effect on our operations.

Our business operations may be adversely affected by the political and economic environment in the PRC.  The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China.  As such, the economy of the PRC differs from the economies of most developed countries in many respects, including, but not limited to:

•	structure	•	capital re-investment
•	government involvement	•	allocation of resources
•	level of development	•	control of foreign exchange
•	growth rate	•	rate of inflation

In recent years, however, the government has introduced measures aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations.  Nonetheless, a substantial portion of productive assets in the PRC is still owned by the PRC government.  Changes in the political leadership of the PRC may have a significant affect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment.  Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability in the PRC.

Although we believe the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development in the PRC, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

Social Conditions in the PRC could have a material adverse effect on our operations as the PRC government continues to exert substantial influence over the manner in which we must conduct our business activities.

The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe our operations in the PRC are in compliance with all applicable legal and regulatory requirements.  However, the central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Were the PRC government, or local municipalities, to limit our ability to develop, produce, import or sell our products in the PRC, or to finance and operate our business in the PRC, our business could be adversely affected.

Recent regulatory reforms in the PRC may limit our ability as an offshore company controlled by PRC residents to acquire additional companies or businesses in the PRC, which could hinder our ability to expand in the PRC and adversely affect our long-term profitability.

Our long-term business plan may include an acquisition strategy to increase the number or types of products we offer, increase our manufacturing or production capabilities, strengthen our sources of supply or broaden our geographic reach.  Recent PRC regulations relating to acquisitions of PRC companies by foreign entities controlled by PRC residents may limit our ability to acquire PRC companies and adversely affect the implementation of our strategy as well as our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce, the State Assets Supervision and Administration of Commerce, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange jointly promulgated a new rule entitled “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” (the “M&A Rules”), which became effective on September 8, 2006, relating to acquisitions by foreign investors of businesses and entities in the PRC.  The M&A Rules provide the basic framework in the PRC for the approval and registration of acquisitions of domestic enterprises in the PRC by foreign investors.

In general, the M&A Rules provide that if an offshore company controlled by PRC residents intends to acquire or take control of a PRC company, such acquisition or transaction will be subject to strict examination by the relevant foreign exchange authorities.  The M&A Rules also state that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

The M&A Rules also stress the necessity of protecting national economic security in the PRC in the context of foreign acquisitions of domestic enterprises.  Foreign investors must comply with comprehensive reporting requirements in connection with acquisitions of domestic companies in key industrial sectors that may affect the security of the “national economy” or in connection with acquisitions of domestic companies holding well-known trademarks or traditional brands in the PRC.  Failure to comply with such reporting requirements that cause, or may cause, significant impact on national economic security may be terminated by the relevant ministries or be subject to other measures as are deemed necessary to mitigate any adverse impact.

Our business operations or future strategy could be adversely affected by the interpretations of the M&A Rules.  For example, if we decide to acquire a PRC company, we cannot assure you that we or the owners of such company, as the case may be, will be able to complete the necessary approvals, filings and registrations for the acquisition.  This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

The failure of the PRC residents that control our company to comply with various reporting obligations under PRC regulations governing the investment by foreign entities in domestic enterprises may restrict our foreign exchange activities and our ability to receive dividends from our subsidiaries located in the PRC.

In the formation of Falcon Link Investment Company, Ltd. (“Falcon Link”) as a special purpose vehicle in the British Virgin Islands controlled by PRC residents, the six individual stockholders of Henan Zhongpin were required to comply with various PRC regulations governing the financing of a domestic enterprise by a foreign entity or special purpose vehicle, and each submitted a registration form with the local SAFE branch with respect to his respective ownership interests in Falcon Link.  Each of such stockholders is required to file an amendment to such registration if Falcon Link or our company experiences certain material events, such as changes in share capital, share transfers, mergers or acquisitions, spin-off transactions or the use of assets in the PRC to guarantee offshore obligations.  While we believe our PRC stockholders are in compliance with all applicable rules and regulations governing the financing by foreign entities of domestic enterprises, the failure to comply with such rules and regulations, including compliance with the registration procedures, may result in restrictions on our PRC resident stockholders or Henan Zhongpin or may subject our PRC subsidiaries to more stringent review and approval processes, including the respect to their foreign exchange activities and their ability to remit dividends to our company and to make foreign-currency-denominated borrowings.

Further movements in exchange rates may have a material adverse effect on our financial condition and results of operations.

At present, all of our domestic sales are denominated in RMB and our export sales are denominated primarily in U.S. dollars.  In addition, we incur a portion of our cost of sales in Euros, U.S. dollars and Japanese yen in the course of our purchase of imported production equipment and raw materials. Since 1994, the conversion of the RMB into foreign currencies has been based on rates set by the People’s Bank of China, and the exchange rate for the conversion of the RMB to U.S. dollars had generally been stable. However, starting from July 21, 2005, the PRC government moved the RMB to a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies.  As a result, the RMB is no longer directly pegged to the U.S. dollar.  On June 1, 2009 the exchange rate of the U.S. dollar against the RMB, based upon the H.10 Weekly Release of Historical Exchange Rates, published by the U.S. Federal Reserve, was RMB 6.8624 per U.S. dollar.  The exchange rate may become volatile, the RMB may be revalued further against the U.S. dollar or other currencies or the RMB may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the RMB against the U.S. dollar or other currencies, any of which could have a material adverse effect on our financial condition and results of operations.

Governmental control of currency conversion may affect the ability of our company to obtain working capital from our subsidiaries located in the PRC and the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency outside of the PRC.  We receive substantially all of our revenues in RMB.  Under our current structure, our income is primarily derived from the operations of Henan Zhongpin.  Shortages in the availability of foreign currency may restrict the ability of Henan Zhongpin to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements.  However, approval from appropriate government authorities is required in those cases in which RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.  The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Henan Zhongpin is subject to restrictions on making payments to us, which could adversely affect our cash flow and our ability to pay dividends on our capital stock.

We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investment in our operating subsidiary in the PRC, Henan Zhongpin.  As a result of our holding company structure, we will rely entirely on contractual payments or dividends from Henan Zhongpin for our cash flow to fund our corporate overhead and regulatory obligations.  The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC.  As a result, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency.  Further, as Henan Zhongpin has in the past, and Henan Zhongpin and our other subsidiaries in the PRC may in the future, incur debt on its or their own, the instruments governing such debt may restrict such subsidiary’s ability to make contractual or dividend payments to any parent corporation or other affiliated entity.  If we are unable to receive all of the funds we require for our operations through contractual or dividend arrangements with our PRC subsidiaries, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

Uncertainties with respect to the PRC legal system could adversely affect our ability to enforce our legal rights.

We conduct our business primarily through Henan Zhongpin, our subsidiary in the PRC.  Our operations in the PRC are governed by PRC laws and regulations.  We are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises.  The PRC legal system is based on written statutes.  Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC.  However, the PRC has not developed a fully-integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC.  In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, we may not be aware of our violation of these policies and rules until some time after the violation.  The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and adversely affected.  In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

It may be difficult to effect service of process upon us or our Directors or senior management who live in the PRC or to enforce any judgments obtained from non-PRC courts.

Our operations are conducted and our assets are located within the PRC. In addition, all but one of our directors and all of our senior management personnel reside in the PRC, where substantially all of their assets are located. You may experience difficulties in effecting service of process upon us, our directors or our senior management as it may not be possible to effect such service of process outside the PRC.  In addition, the PRC does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in the PRC of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

Recent changes in the PRC’s labor law restricts our ability to reduce our workforce in the PRC in the event of an economic downturn and may increase our production costs.

In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law, which became effective on January 1, 2008.   To clarify certain details in connection with the implementation of the Labor Contract Law, the PRC State Council promulgated the Implementing Rules for the Labor Contract Law on September 18, 2008, which came into effect immediately . The new legislation formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. Considered one of the strictest labor laws in the world, among other things, this new law provides for specific standards and procedures for the termination of an employment contract and places the burden of proof on the employer. In addition, the law requires the payment of a statutory severance pay upon the termination of an employment contract in most cases, including the case of the expiration of a fixed-term employment contract. Further, the law requires an employer to conclude an “employment contract without a fixed-term” with any employee who either has worked for the same employer for 10 consecutive years or more or has had two consecutive fixed-term contracts with the same employer. An “employment contract without a fixed term” can no longer be terminated on the ground of the expiration of the contract, although it can still be terminated pursuant to the standards and procedures set forth under the new law. Because of the lack of precedents for the enforcement of such a law, the standards and procedures set forth under the law in relation to the termination of an employment contract have raised concerns among foreign investment enterprises in the PRC that such “employment contract without a fixed term” might in fact become a “lifetime, permanent employment contract.” Finally, under the new law, downsizing of either more than 20 people or more than 10% of the workforce may occur only under specified circumstances, such as a restructuring undertaken pursuant to the PRC’s Enterprise Bankruptcy Law, or where a company suffers serious difficulties in production and/or business operations, or where there has been a material change in the objective economic circumstances relied upon by the parties at the time of the conclusion of the employment contract, thereby making the performance of such employment contract not possible.  To date, there has been very little guidance and precedents as to how such specified circumstances for downsizing will be interpreted and enforced by the relevant PRC authorities. All of our employees working for us exclusively within the PRC are covered by the new law and thus, our ability to adjust the size of our operations when necessary in periods of recession or less severe economic downturns may be curtailed. Accordingly, if we face future periods of decline in business activity generally or adverse economic periods specific to our business, this new law can be expected to exacerbate the adverse effect of the economic environment on our results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds we received from this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. In utilizing the proceeds we received from any offering, we plan to make loans to our PRC subsidiaries, whether currently in existence or to be formed in the future, or make additional capital contributions to our PRC subsidiaries.

Any loans we make to our PRC subsidiaries cannot exceed statutory limits and must be registered with the PRC State Administration of Foreign Exchange, or SAFE, or its local counterparts. Under applicable PRC law, the government authorities must approve a foreign-invested enterprise’s registered capital amount, which represents the total amount of capital contributions made by the shareholders that have registered with the registration authorities. In addition, the authorities must also approve the foreign-invested enterprise’s total investment, which is equal to the company’s registered capital plus the amount of shareholder loans it is permitted to borrow under the law. The ratio of registered capital to total investment cannot be lower than the minimum statutory requirement. If we make loans to Henan Zhongpin Food Co., Ltd., our first-tier PRC subsidiary, that do not exceed its current maximum amount of borrowings, we will have to register each loan with SAFE or its local counterpart for the issuance of a registration certificate of foreign debts. In practice, it could be time-consuming to complete such SAFE registration process. Alternatively or concurrently with the loans, we might make capital contributions to Henan Zhongpin Food Co., Ltd. and such capital contributions involve uncertainties of their own. Further, SAFE promulgated a new circular (known as Circular 142) in August 2008 with respect to the administration of conversion of foreign exchange capital contributions of a foreign invested enterprise. The circular clarifies that RMB converted from foreign exchange capital contributions can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investments unless otherwise permitted.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business .

We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies, or Circular 78. Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% enterprise income tax rate on their worldwide income. In addition, a recent circular issued by the PRC State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the enterprise income tax, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and treasury, and acquisition and disposition of properties and other assets of an enterprise. In addition, the recent circular mentioned above details that certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the directors with voting rights or senior management. If the PRC tax authorities determine that we are a “resident enterprise,” we may be subject to enterprise income tax at a rate of 25% on our worldwide income and dividends paid by us to our non-PRC shareholders, as well as capital gains recognized by them with respect to the sale of our stock may be subject to a PRC withholding tax. This will have an impact on our effective tax rate, a material adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC shareholders.

Risk Relating to an Investment in Our Securities

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay, or may be unable to pay, any dividends.  We intend to retain all earnings for our company’s operations.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operations results;

•	changes in financial estimates by securities research analysts;

•	conditions in foreign or domestic meat processing or agricultural markets;

•	changes in the economic performance or market valuations of other meat processing companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between the RMB and the U.S. dollar;

•	intellectual property litigation; and

•	general economic or political conditions in the PRC.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

Future sales of shares of our common stock may decrease the price for such shares.

In June 2009, our registration statement on Form S-3 was declared effective by the Securities and Exchange Commission registering the resale from time to time in the open market an aggregate of 7,652,530 shares of our common stock, some of which shares may have since been sold.  Actual sales of such shares, or the prospect of sales of such shares by the holders of such shares, may have a negative effect on the market price of the shares of our common stock.  We may also register for resale additional outstanding shares of our common stock or shares that are issuable upon exercise of outstanding warrants or reserved for issuance under our stock option plan.  Once such shares are registered, they can be freely sold in the public market.  If any of our stockholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, the construction of new processing and cold chain logistics facilities, repayment of bank loans and working capital needs.  Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of net proceeds, if any.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and our earnings to combined fixed charges and preferred stock dividends, for each of the period indicated.

	Three months ended March 31,	Year ended December 31,
	2009	2008	2007	2006	2005(1)	2004(1)
Ratio of earnings to fixed charges	7.33	7.77	7.81	3.94	4.48	3.36
Ratio of earnings to combined fixed charges and preferred stock dividends	0.14	0.13	0.13	0.25	.22	.30

(1) Based on historical financial data of our subsidiary, Henan Zhongpin Food Share Co., Ltd., our deemed predecessor.

PLAN OF DISTRIBUTION

We may sell the securities registered under this prospectus:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  We will describe the name or names of any underwriters and the purchase price of the securities in a prospectus supplement relating to the securities.  Any underwritten offering may be on a best efforts or a firm commitment basis.  The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions.

If a dealer is used in an offering of securities, we may sell the securities to the dealer as principal.  We will describe the name or names of any dealers and the purchase price of the securities in a prospectus supplement relating to the securities.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.  Any public offering price and any discounts or concessions allowed, re-allowed, or paid to dealers may be changed from time to time and will be described in a prospectus supplement relating to the securities.

We, or any underwriter, dealer or agent, may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of these prices may represent a discount from the prevailing market prices.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids.  Over-allotments involve sales in excess of the offering size, which creates a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of these activities at any time.  We will describe any of these activities in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

In connection with the sale of the securities and as further set forth in an applicable prospectus supplement, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Global Select Market (“NASDAQ”).  We will apply to NASDAQ to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement.  To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the securities on NASDAQ during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  It is possible that one or more underwriters may make a market in our securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, we can give no assurance about the liquidity of our securities that may be sold pursuant to this prospectus.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries from time to time in the ordinary course of business.  Any such relationships will be disclosed in an applicable prospectus supplement.

If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date.  Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility with regard to the validity or performance of these contracts.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of our capital stock.  The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware.  The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.  The prospectus supplement may provide that our capital stock will be issuable upon the exercise of warrants to purchase our capital stock.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.  As of July 1 , 2009, (i) 27,629,951 shares of common stock were issued and outstanding, (ii) 2,094,037 shares of Series A convertible preferred stock were issued and outstanding, each such share convertible into one share of common stock, (iii) warrants to purchase  914,627 shares of common stock were issued and outstanding, (iv) 81,600 unit purchase warrants were issued and outstanding, each unit consisting of two shares of Series A convertible preferred stock and warrant to purchase common stock, and (v) options to purchase 1,330,000 shares of common stock were issued and outstanding under our 2006 Equity Incentive Plan, of which 106,668 options to purchase shares were then exercisable.

Common Stock

Voting, Dividend and Other Rights.  Each outstanding share of common stock entitles the holder to one vote on all matters presented to the stockholders for a vote.  Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights.  All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable.  Our Board of Directors determines if and when distributions may be paid out of legally available funds to the holders.  To date, we have not declared any dividends with respect to our common stock.  Our declaration of any cash dividends in the future will depend on our Board of Directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so.  We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation.  Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting.  The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders.  A plurality of the votes cast at a meeting of stockholders elects our directors.  The common stock does not have cumulative voting rights.  Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors.  In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors.  Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights.  Under our certificate of incorporation, as amended, our Board of Directors can issue up to 25,000,000 shares of preferred stock from time to time in one or more series.  The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our Board of Directors has the authority to issue these shares of preferred stock without stockholder approval.  Our Board of Directors has designated 7,631,250 shares of the authorized but unissued preferred stock as Series A convertible preferred stock.

We may issue authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the board of directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the board of directors deems appropriate.  In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware.  The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Series A Convertible Preferred Stock

Dividends. The holders of the Series A convertible preferred stock are entitled to receive, when and as declared by our Board of Directors, dividends in such amounts as may be determined by our Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) will be paid to the holders of common stock until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A convertible preferred stock a dividend in an amount per share equal to the product of (i) the number of shares of common stock issuable upon conversion of their shares of Series A convertible preferred stock and (ii) the amount per share of the dividend to be paid on the common stock.

 Preference on Liquidation. In the event of a merger, consolidation or sale of all or substantially all of our assets or other liquidation, holders of the Series A convertible preferred stock shall get a priority in payment over all other classes of stock. In such events, the Series A convertible preferred stock would be entitled to receive the greater of (i) the original purchase price of the Series A convertible preferred stock or (ii) the amount the holder would get if he converted all of his Series A convertible preferred stock into common stock.

Voting. The holder of each share of Series A convertible preferred stock (i) shall be entitled to the number of votes with respect to such share equal to the number of shares of common stock into which such share of Series A convertible preferred stock could be converted on the record date for the subject vote or written consent (or, if there is no such record date, then on the date that such vote is taken or consent is effective) and (ii) shall be entitled to notice of any stockholders’ meeting in accordance with our Bylaws.

Appoint and Elect a Director. So long as the number of shares of common stock issuable upon conversion of the outstanding shares of Series A convertible preferred stock is greater than 10% of the number of outstanding shares of common stock (on a fully diluted basis), the holders of record of the shares of Series A convertible preferred stock, exclusively and as a separate class, shall be entitled to elect one of our directors.

Conversion Right.  Subject to the limitation on conversion described below, the holders of Series A convertible preferred stock may convert each share of Series A convertible preferred stock into one share of common stock, subject to adjustment for stock dividends, stock splits and similar events.

 Automatic Conversion.  Subject to the limitation on conversion described below, each share of Series A convertible preferred stock will automatically be converted into shares of common stock at the conversion price at the time in effect if (i) we have an underwritten public offering of our common stock giving us at least $30 million in net proceeds, (ii)(A) the closing price of the common stock equals or exceeds $10 (as adjusted) for the twenty (20) consecutive-trading-day period ending within two (2) days of the date on which we provide notice of such conversion and (B) either a registration statement registering for resale the shares of common stock issuable upon conversion of the Series A convertible preferred stock has been declared effective and remains effective and available for resale for the twenty (20)-day period, or Rule 144 promulgated under the Securities Act is available for the resale of such shares, or (iii) by consent of at least 67% of the then-outstanding shares of Series A convertible preferred stock.

Limitations on Conversion.  We will not effect the conversion of any share of Series A convertible preferred stock, and no person who is a holder of Series A convertible preferred stock shall have the right to convert shares of Series A convertible preferred stock into shares of common stock, to the extent that after giving effect to such conversion, such person (together with such person’s affiliates) would beneficially own in excess of 9.999% of the shares of our common stock outstanding immediately after giving effect to such conversion.  For purposes of the this limitation, the aggregate number of shares of our common stock beneficially owned by such person and its affiliates shall include, without limitation, the number of shares of common stock issuable upon conversion of Series A convertible preferred stock with respect to which such determination is being made, but shall exclude shares of common stock that would be issuable upon (i) exercise of the remaining unconverted shares of Series A convertible preferred stock beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of our company beneficially owned by such person and its affiliates (including, without limitation, shares of convertible stock, any debentures, convertible notes or other convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation on conversion of our Series A convertible preferred stock.  Notwithstanding the foregoing, such limitation on conversion shall not be applicable to any person who notifies the Secretary of our company in writing prior to the purchase of any shares of Series A convertible preferred stock that such person irrevocably elects not to have such provisions apply to any shares of Series A convertible preferred stock owned by record by such person.

Protective Provisions. So long as at least 1,750,000 shares of Series A convertible preferred stock are outstanding (subject to adjustment for stock splits, combinations and the like), the prior consent, approval or vote of the holders of a majority of the outstanding Series A convertible preferred stock shall be required (in addition to any consent or approval otherwise required by law) for us to take certain actions, including (1) liquidation, dissolution or wind up, (2) amend, alter or repeal any provision of our certificate of incorporation so as to affect the rights, preferences or privileges of the Series A convertible preferred stock, (3) create a new class of preferred stock or increase the number of shares of Series A convertible preferred stock that can be issued, (4) purchase or redeem, or pay or declare any dividend or make any distribution on, any securities junior in priority to the Series A convertible preferred stock, or (5) make any change in the size of our Board of Directors.

Potential  Dilution of Share Value; Preferences.  Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock.  Because our Board of Directors has the authority to fix the voting rights for any series of preferred stock, the  holders of shares of a series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where Delaware law does not require such class vote, or might be given a disproportionately large number of votes.  The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain  preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

Potential Frustration in Change of Control. Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company.  Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control.  Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control.  Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.  In addition, the Board of Directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions.  The ability of the Board of Directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

DESCRIPTION OF DEBT SECURITIES

Any debt securities which we offer by this prospectus will be issued under an indenture between us and a trustee to be identified in the prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture.  The following description summarizes only the material provisions of the indenture.  Accordingly, you should read the form of indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of our debt securities.  You should also read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

General

We may, at our option, issue debt securities in one or more series from time to time.  “Debt securities” may include senior debt, senior subordinated debt or subordinated debt.  The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities.  The following summaries set forth certain general terms and provisions of the indenture and the debt securities.  The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title and ranking;

•	the aggregate principal amount and any limit on such amount;

•	the price at which such debt securities will be issued;

•	the date on which the debt securities mature;

•	the fixed or variable rate at which the debt securities will bear interest, or the method by which such rate shall be determined;

•
the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where such debt securities may be surrendered for registration of transfer or exchange;

•
the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company’s securities or properties or cash and the terms of any such conversion or exchange;

•	any redemption or early repayment provisions;

•	any sinking fund or similar provisions;

•	the authorized denominations;

•	any applicable subordination provisions;

•	any guarantees of such securities by our subsidiaries or others;

•	the currency in which we will pay the principal, interest and any premium payments on such debt securities;

•
whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•
any additions to or changes in the events of default or covenants of Zhongpin with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•
whether and under what circumstances we will pay any additional amounts on such debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities instead of paying such amounts;

•
the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	the person to whom and manner in which any interest shall be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

•	the securities exchange(s), if any, on which the securities will be listed;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the form (certificated or book-entry);

•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.  In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for such purpose.  We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection therewith.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement.  Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless a prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•	we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable; or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.  The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee.  Upon the issuance of such global security, and the deposit of such global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (the “Participants”).  The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

Ownership of beneficial interests in such global security will be limited to Participants or persons that may hold interests through Participants.  Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

So long as the depositary, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture.  Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities.  Each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the indenture.  If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee.  We also expect that payments by Participants to owners of beneficial interests in such global security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security.  In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

Covenants

Except as permitted under “Consolidation, Merger and Sale of Assets,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us except any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Consolidation, Merger and Sale of Assets

Except as set forth in the applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets, or merge into, to any person unless:

•
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is a corporation organized under the laws of any state of the United States or the District of Columbia;

•	such entity assumes all of our obligations under the debt securities and the indenture; and

•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately.  However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration:

•
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Amendment, Supplement and Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity.  Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

Discharge of Indenture and Defeasance

Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of such series, including interest other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

•
all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

•	all outstanding debt securities of any series have become due and payable; and

•	we have paid all other sums payable under the indenture.

In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if:

•
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of such series at maturity or upon their redemption, as the case may be;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

We shall be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in a prospectus supplement) and any event of default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

•
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•
we deliver to the trustee a legal opinion that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of such series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series;

•	rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the debt securities of such series.

Transfer and Exchange

A holder of debt securities may transfer or exchange such debt securities in accordance with the indenture.  The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.  The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

The registered holder of a debt security may be treated as the owner of such security for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class.  Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if such change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of such provision and (ii) modify the rights of the holder of any such security with respect to such provision or become effective only when there is no outstanding security of any series created prior to the execution of such supplemental indenture and entitled to such benefits;

•	establish any additional series of debt securities; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

•	reduce the rate or change the time for payment of interest on any debt security;

•	reduce the principal of or change the fixed maturity of any debt securities;

•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

•	make any debt security payable in currency other than that stated in the debt security;

•	waive any existing default or event of default and the consequences with respect to that series;

•	modify the right of any holder to receive payment of principal or interest on any debt security on or after the respective due dates expressed or provided for in the debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security; or

•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture.  It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such certificate to the trustee.  Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser.  In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains.  In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

Regarding the Trustee

We will identify in the prospectus supplement relating to any series of debt securities the trustee with respect to such series.  The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  The Trust Indenture Act and the indenture provide that in case an event of default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs.  Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following description of our warrants for the purchase of our common stock, preferred stock and/or debt securities in this prospectus contains the general terms and provisions of the warrants.  The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering.  The statements below describing the warrants are subject to and qualified by the applicable provisions of our certificate of incorporation, bylaws and the relevant provisions of the laws of the State of Delaware.

General

We may issue warrants for the purchase of our common stock, preferred stock and/or debt securities.  We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them.  We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As of July 1 , 2009, the only warrants issued and outstanding consisted of (i) warrants to purchase 914,627 shares of our common stock and (ii) warrants to purchase 244,800 shares of common stock upon the exercise and conversion of 81,600 unit purchase warrants, each unit consisting of two shares of Series A convertible preferred stock and a warrant to purchase one share of common stock.

Terms

                A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights.  In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering.  The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of such rights issued to each security holder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.  Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we may file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," and "Description of Rights" will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

Zhongpin, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of our company for the year ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Form 10-K”) and have been so incorporated in reliance upon the reports of BDO Guangdong Dahua Delu CPAs,  an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

The consolidated financial statements of our company for the years ended December 31, 2007 and 2006, have been incorporated by reference herein from our 2008 Form 10-K and have been so incorporated in reliance upon the reports of Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with such laws we file annual, quarterly and current reports and other information with the SEC.  The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information filed with the SEC.  The SEC’s website address is http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  The information we file with the SEC and other information about us is also available on our website at www.zpfood.com.  However, the information on our website is not a part of, nor is such information to be deemed incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.  For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus, and later information filed with the SEC will update and supersede this information.  We incorporate by reference the documents listed below.

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 17, 2009;
(2)	Our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2009, in connection with our 2009 annual meeting of stockholders;
(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 11, 2009;
(4)	Our Current Report on Form 8-K filed with the SEC on June 18, 2009; and
(5)
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, which reports and other documents shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents, except where the information contained in such reports or other documents or a portion of a report or other document, including the exhibits thereto, is expressly indicated as not “filed” for purposes of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, as amended.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Zhongpin Inc.
21 Changshe Road, Changge City
Henan Province, People’s Republic of China  461500
Attn:  Mr. Baoke Ben, Corporate Secretary
(011) 86 10-82861788

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered.  We have estimated all amounts except the SEC registration fee.

SEC registration fee (1)	$4,464
Printing and duplicating expenses	10,000
Legal fees and expenses (other than Blue Sky)	100,000
Accounting fees and expenses	50,000
Blue sky fees and expenses (including fees of counsel)	5,000
Miscellaneous	15,536
Total:	$185,000

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $55.80 per $1,000,000 of securities registered, pursuant to which a registration fee of $4,464 was paid with respect to $80,000,000 of the registrant’s securities.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation.  Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  Article Tenth of our Certificate of Incorporation and Article 6 of our By-Laws state that we shall provide the indemnification set forth above.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  Such a provision, which also eliminates directors’ personal liability to the full extent permitted under the DGCL, as the same exists or may hereafter be amended, is included as Article Sixth of our Certificate of Incorporation.

We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable.  Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 16.  Exhibits

1.1	Form of Underwriting Agreement. (1)

3.1	Certificate of Incorporation of Zhongpin Inc. (filed as Exhibit 3.1 to our Registration Statement on Form SB-2 filed on January 22, 2004, and incorporated herein by reference).

3.2	Certificate of Amendment to the Certificate of Incorporation of Zhongpin Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K, filed September 14, 2007, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Zhongpin, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K, filed September 14, 2007, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Form SB-2 filed January 22, 2004, and incorporated herein by reference).

4.2	Form of Preferred Stock Certificate. (1)

4.3	Form of Indenture. (2)

4.4	Form of Debt Security. (1)

4.5	Form of Warrant Agreement, including form of Warrant Certificate. (1)

4.6	Form of Unit Agreement. (1)

4.7	Amended and Restated Equity Incentive Plan, (filed as Annex A to our Proxy Statement on Schedule 14A filed on April 30, 2007, and incorporated herein by reference).

4.8	Form of Common Stock Purchase Warrant, issued in December 2006, (filed as Exhibit 10.29 to our Registration Statement on Form S-1/A, filed December 22, 2006, and incorporated herein by reference).

4.9	Form of Common Stock Purchase Warrant (filed as Exhibit 10.18 to our Current Report on Form 8-K, February 2, 2006, and incorporated herein by reference).

4.10	Form of Placement Agent Warrant (filed as Exhibit 10.3 to our Current Report on Form 8-K, filed September 26, 2007, and incorporated herein by reference).

4.11	Form of Common Stock Purchase Warrant, issued October 2007 (filed as Exhibit 10.3 to our Current Report on Form 8-K, filed October 2, 2007, and incorporated herein by reference).

4.12	Form of Right Certificate. (1)

5.1	Opinion of Pryor Cashman LLP. (2)

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends. (2)

23.1	Consent of BDO Guangdong Dahua Delu CPAs, independent registered public accounting firm. (3)

23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm. (3)

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature page). (2)

25.1	Statement of Eligibility of Trustee on Form T-1. (1)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Previously filed.

(3)	Filed herewith.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(a)    paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(b)   paragraphs 1(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining any liability under the Securities Act: (i) if the registrant is relying on Rule 430B:

(a)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation s prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(7)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(8)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on the  14th day of July , 2009.

ZHONGPIN INC.

By:	/s/ Xianfu Zhu
Xianfu Zhu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xianfu Zhu	Chairman of the Board of Directors and	July 14, 2009
Xianfu Zhu	Chief Executive Officer (Principal Executive Officer)

/s/ Feng Wang *	Chief Financial Officer (Principal Financial Officer and	July 14, 2009
Feng Wang	Principal Accounting Officer)

/s/ Baoke Ben *	Director	July 14, 2009
Baoke Ben

/s/ Min Chen *	Director	July 14, 2009
Min Chen

/s/ Raymond Leal *	Director	July 14, 2009
Raymond Leal

/s/ Yaoguo Pan *	Director	July 14, 2009
Yaoguo Pan

*  Xianfu Zhu, pursuant to a Power of Attorney executed by each of the directors and officer noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-3 on behalf of the persons noted above in the capacities indicated

/s/ Xianfu Zhu
Xianfu Zhu

Item 16.  Exhibits

1.1	Form of Underwriting Agreement. (1)

3.1	Certificate of Incorporation of Zhongpin Inc. (filed as Exhibit 3.1 to our Registration Statement on Form SB-2 filed on January 22, 2004, and incorporated herein by reference).

3.2	Certificate of Amendment to the Certificate of Incorporation of Zhongpin Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K, filed September 14, 2007, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Zhongpin, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K, filed September 14, 2007, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Form SB-2 filed January 22, 2004, and incorporated herein by reference).

4.2	Form of Preferred Stock Certificate. (1)

4.3	Form of Indenture. (2)

4.4	Form of Debt Security. (1)

4.5	Form of Warrant Agreement, including form of Warrant Certificate. (1)

4.6	Form of Unit Agreement. (1)

4.7	Amended and Restated Equity Incentive Plan, (filed as Annex A to our Proxy Statement on Schedule 14A filed on April 30, 2007, and incorporated herein by reference).

4.8	Form of Common Stock Purchase Warrant, issued in December 2006, (filed as Exhibit 10.29 to our Registration Statement on Form S-1/A, filed December 22, 2006, and incorporated herein by reference).

4.9	Form of Common Stock Purchase Warrant (filed as Exhibit 10.18 to our Current Report on Form 8-K, February 2, 2006, and incorporated herein by reference).

4.10	Form of Placement Agent Warrant (filed as Exhibit 10.3 to our Current Report on Form 8-K, filed September 26, 2007, and incorporated herein by reference).

4.11	Form of Common Stock Purchase Warrant, issued October 2007 (filed as Exhibit 10.3 to our Current Report on Form 8-K, filed October 2, 2007, and incorporated herein by reference).

4.12	Form of Right Certificate. (1)

5.1	Opinion of Pryor Cashman LLP. (2)

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combind Fixed Charges and Preferred Stock Dividends. (2)

23.1	Consent of BDO Guangdong Dahua Delu CPAs, independent registered public accounting firm. (3)

23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm. (3)

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature page). (2)

25.1	Statement of Eligibility of Trustee on Form T-1. (1)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Previously filed.

(3)	Filed herewith.